EXHIBIT 1.1

PG&E ENERGY RECOVERY FUNDING LLC

PACIFIC GAS AND ELECTRIC COMPANY

FORM OF UNDERWRITING AGREEMENT

New York, New York

[                ], 200[5]

To [_________], as representatives of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

1.     Introduction.  PG&E Energy Recovery Funding LLC, a Delaware limited liability company (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom [________] are acting as representatives (the “Representatives”), the principal amount of the Issuer’s Energy Recovery Bonds, Series 200[5]-1 (the “Energy Recovery Bonds”), identified in Schedule I hereto.

The issuance of the Energy Recovery Bonds is authorized by the Financing Order (the “Financing Order”), issued by the California Public Utilities Commission (the ”CPUC”) on [                                   ], 2004, in accordance with California Senate Bill 772 (Chapter 46, California Statutes of 2004, codified at Public Utilities Code section 848, et seq., or the “Statute”) which was signed in to law on June 7, 2004.  The Energy Recovery Bonds will be issued pursuant to an Indenture to be dated on or about [                  ], 200[5], between the Issuer and Deutsche Bank National Trust Company, as trustee (the “Trustee”) (and as amended and supplemented from time to time, the “Indenture”).  The Energy Recovery Bonds will be secured primarily by the Recovery Property created pursuant to the Statute and the Financing Order (the “Recovery Property”), which will be sold to the Issuer pursuant to a Recovery Property Purchase and Sale Agreement (the “Sale Agreement”) to be dated on or about [                  ], 200[5], between Pacific Gas and Electric Company, a California corporation (the “Company”), as seller, and the Issuer, as purchaser.  Other Recovery Property may be sold to the Issuer by the Company pursuant to an agreement substantially similar to the Sale Agreement.  The Recovery Property will be serviced pursuant to a Servicing Agreement dated on or about [                  ], 200[5], between the Company, as servicer, and the Issuer, as owner of the Recovery Property (as amended and supplemented from time to time, the “Servicing Agreement”).  Pursuant to the Indenture, the Issuer will grant to the Trustee, as trustee for the benefit of the Energy Recovery Bondholders, all of its right, title and interest in and to the Recovery Property as security for the Energy Recovery Bonds.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture.

2.     Representations and Warranties.  The Issuer as of the date hereof, and in the case of Section 7(j), as of the Execution Time and the Closing Date, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.  Certain terms used in this Section 2 are defined in paragraph (d) hereof.

(a)   If the offering of the Energy Recovery Bonds is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Energy Recovery Bonds is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

(i)            The Issuer and the Energy Recovery Bonds meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”), and the Issuer has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration No. 333-119762), including a basic prospectus, for registration under the Act of the offering and sale of the Energy Recovery Bonds.  The Issuer may have filed one or more amendments thereto, and may have used a Preliminary Prospectus, each of which has previously been furnished to you.  Such registration statement, as so amended, has become effective.  The offering of the Energy Recovery Bonds is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Energy Recovery Bonds and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date.  The Issuer will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Energy Recovery Bonds and the offering thereof.  As filed, such final prospectus supplement, together with the Basic Prospectus, shall include all required information with respect to the Energy Recovery Bonds and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

(ii)           The Issuer and the Energy Recovery Bonds meet the requirements for the use of Form S-3 under the Act and the Issuer has filed with the Commission a registration statement on such Form (Registration No. 333-119762), including a basic prospectus, for registration under the Act of the offering and sale of the Energy Recovery Bonds.  The Issuer may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you.  The Issuer will next file with the Commission either (x) a final prospectus supplement relating to the Energy Recovery Bonds in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement.  In the case of clause (x), the Issuer has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Energy Recovery Bonds and the offering thereof.  As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Energy Recovery Bonds and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.

(b)   On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply with the requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any amendment or supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer does not make any representations or warranties as to the information contained in the [first paragraph and first sentence of the eighth paragraph under the heading “Underwriting the Series 2004[4]-1 Bonds” in any Preliminary Prospectus or the second paragraph under the heading “Plan of Distribution for the Energy Recovery Bonds” in the Final Prospectus] (collectively, the “Underwriter Information”).

(c)   The documents incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or were filed (or, if an amendment with respect to any such document was filed or became effective, when such amendment was filed or became effective) with the Commission, as the case may be, conformed in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations thereunder; none of such documents, when it became effective or was filed (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)   The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed.  “Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.  “Basic Prospectus” shall mean the prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Prospectus.  “Preliminary Prospectus” shall mean any preliminary prospectus supplement, and any amendment or supplement thereto, to the Basic Prospectus which describes the Energy Recovery Bonds and the offering thereof and is used prior to filing of the Final Prospectus.  “Final Prospectus” shall mean the prospectus supplement, and any amendment or supplement thereto, relating to the Energy Recovery Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Energy Recovery Bonds, including the Basic Prospectus, included in the Registration Statement at the Effective Date.  “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.  “Rule 415,” “Rule 424,” “Rule 430A” and “Regulation S-K” refer to such rules or regulation under the Act.  “Rule 430A Information” means information with respect to the Energy Recovery Bonds and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  A “Non-Delayed Offering” shall mean an offering of securities which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the securities so offered must be included in such registration statement at the effective date thereof.  A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.  Whether the offering of the Energy Recovery Bonds is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto.

(e)   Deloitte & Touche LLP are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(f)    The Issuer has been duly formed and is validly existing as a limited liability company under the laws of the State of Delaware, has the power and authority to conduct its business as presently conducted and as described in the Final Prospectus and is duly qualified as a foreign limited liability company to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Issuer; and the Issuer has all requisite power and authority to issue the Energy Recovery Bonds and purchase the Recovery Property as described in the Final Prospectus and to otherwise perform its obligations under this Agreement and the Basic Documents.

(g)   Each of the Basic Documents to which the Issuer is a party has been duly authorized by the Issuer and when executed and delivered by the Issuer will constitute a legally valid and binding obligation of the Issuer, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity).

(h)   The Energy Recovery Bonds have been duly authorized by the Issuer and when the Energy Recovery Bonds are executed by the Issuer, authenticated by the Trustee and delivered to the Underwriters and are paid for by the Underwriters in accordance with the terms of this Underwriting Agreement, the Energy Recovery Bonds will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity).

(i)    The issue and sale of the Energy Recovery Bonds by the Issuer, the sale of the Recovery Property by the Company to the Issuer, the execution, delivery and compliance by the Issuer with all of the provisions of this Underwriting Agreement and each of the other Basic Documents to which the Issuer is a party, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which conflict, breach, violation or default would be material to the issue and sale of the Energy Recovery Bonds or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Issuer, nor will such action result in any violation of the Issuer Certificate of Formation or Issuer LLC Agreement or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties.

(j)    Except for:

(i)            the order of the Commission making the Registration Statement effective,

(ii)           permits and similar authorizations required under the securities, blue sky laws or similar laws of any jurisdiction,

(iii)          the Issuance Advice Letter and all filings required thereunder, and

(iv)          the approval of the CPUC Financing Team,

no consent, approval, authorization or other order of any governmental authority is legally required for the execution, delivery and performance of this Underwriting Agreement or the Basic Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby.

(k)   This Underwriting Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws  affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity and subject to the possible unenforceability of the indemnity provisions contained herein).

(l)    There is no pending or threatened suit or proceeding before any court or governmental agency, authority or body or any arbitration involving the Issuer, the Recovery Property or the Energy Recovery Bonds required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus.

(m)  The Indenture has been duly and validly authorized by all necessary action by the Issuer and duly qualified under the Trust Indenture Act; and the Indenture has been duly and validly executed and delivered by the Issuer and is a valid and enforceable instrument of the Issuer in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity).

(n)   The Energy Recovery Bonds and the Indenture conform to the descriptions thereof contained in the Final Prospectus.

(o)   The perfection of the security interest of the Issuer in the Recovery Property or is governed by California law.

Any certificate signed by any officer of the Issuer and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuer to each Underwriter as to the matters covered thereby.

3.     Representatives and Warranties of the Company.  The Company as of the date hereof, and in the case of Section 7 (k), as of the Execution Time and the Closing Date, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 3.

(a)   The Company has been duly formed and is validly existing as a corporation under the laws of the State of California; the Company has the power and authority to conduct its business as presently conducted; each of the Company’s subsidiaries is validly existing under the laws of its jurisdiction of formation; each of the Company and its subsidiaries are duly qualified as foreign corporations partnerships or limited liability companies, as the case may be, authorized to do business and in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and in which the failure to so qualify would have a materially adverse effect on the Company; and the Company has all requisite power and authority to sell the Recovery Property as described in the Final Prospectus and to otherwise perform its obligations under any Basic Document to which it is a party.

(b)   Each of the Basic Documents to which the Company is a party has been duly authorized by the Company, and when executed and delivered by the Company will constitute a legally valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity).

(c)   The sale of the Recovery Property by the Company to the Issuer, the execution, delivery and compliance by the Company with all of the provisions of this Underwriting Agreement and each of the other Basic Documents to which the Company is a party, and the consummation by the Issuer and the Company of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (including without limitation, the Receivables Purchase Agreement dated as of March 5, 2004 and as amended on April 30, 2004, among PG&E Accounts Receivable Company LLC, the Company, the Conduit Purchasers (as that term is defined in such Agreement) from time to time party thereto, the Committed Purchasers (as that term is defined in such Agreement) from time to time party thereto, the Managing Agents (as that term is defined in such Agreement) from time to time party thereto and the Bank One, NA, as further amended and supplemented from time to time), which conflict, breach, violation or default would be material to the issue and sale of the Energy Recovery Bonds or would have a material adverse effect on the general affairs, management, prospects, financial position or results of operations of the Company or on the stockholders’ equity of the Company, nor will such action result in any violation of the provisions of the Company’s plan of reorganization under Chapter 11 of the Bankruptcy Code, which became effective on April 12, 2004 (the “Plan of Reorganization”) or the [Restated] Articles of Incorporation or Bylaws of the Company or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(d)   Except for:

(i)            the order of the Commission making the Registration Statement effective,

(ii)           permits and similar authorizations required under the securities, blue sky laws or similar laws of any jurisdiction,

(iii)          the Issuance Advice Letter and all filings required thereunder or under the Financing Order, and

(iv)          the approval of the CPUC Financing Team,

no consent, approval, authorization or other order of any government authority is legally required for the execution, delivery and performance of this Underwriting Agreement or the Basic Documents by the Company and consummation by the Company of the transactions contemplated hereby

(e)   This Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, whether considered in a proceeding at law or in equity, and subject to the possible unenforceability of the indemnity provisions contained herein).

(f)    Deloitte & Touche LLP are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder.

(g)   There is no pending or threatened suit or proceeding against the Company before any court, governmental agency, authority or body, or arbitrator, involving the Company, the Issuer, the Recovery Property or the Energy Recovery Bonds required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus.

(h)   The Energy Recovery Bonds and the Indenture conform to the descriptions thereof contained in the Final Prospectus.

4.     Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto the principal amount of the Energy Recovery Bonds set forth opposite such Underwriter’s name in Schedule II hereto.

5.     Delivery and Payment.  Delivery of and payment for the Energy Recovery Bonds shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 10 hereof (such date and time of delivery and payment for the Energy

Recovery Bonds being herein called the “Closing Date”).  Delivery of the Energy Recovery Bonds shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Issuer by wire transfer of immediately available funds.  The Energy Recovery Bonds to be so delivered shall be initially represented by Energy Recovery Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Energy Recovery Bonds will be represented by book entries on the records of DTC and participating members thereof.  Definitive Energy Recovery Bonds will be available only under limited circumstances.

The Issuer shall have the Energy Recovery Bonds available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM Eastern Time on the business day prior to the Closing Date.

6.     Covenants.

(a)   Covenants of the Issuer.  The Issuer covenants and agrees with the several Underwriters that:

(i)            The Issuer will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective.  Prior to the termination of the offering of the Energy Recovery Bonds, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Issuer will cause the Final Prospectus, properly completed, and any amendment or supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Issuer will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Final Prospectus, and any amendment or supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the offering of the Energy Recovery Bonds, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Final Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Energy Recovery Bonds for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)           If, at any time when a prospectus relating to the Energy Recovery Bonds is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Issuer promptly will (x) promptly notify the Representatives of such event, (y) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance, provided that prior to filing any amendment or supplement the Issuer will provide to you a copy for your review and will not file any such proposed amendment or supplement to which you reasonably object, and (z) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(iii)          The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Final Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.  The Issuer shall furnish or cause to be furnished to the Representatives copies of all reports on Form SR required by Rule 463 under the Act.  The Issuer will pay the expenses of printing, distribution  or other production of all documents relating to the offering.

(iv)          The Issuer will file or to cause to be filed with the Commission a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (collectively, “Investor Materials”) provided to the Issuer by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letter of May 20, 1994, issued by the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the SEC in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the “Kidder/PSA Letters”), and the requirements of the No-Action Letter of February 17, 1995, issued by the SEC to the Public Securities Association (the “PSA Letter” and, together with the Kidder/PSA Letter, the “No-Action Letters”).  For purposes hereof, “Computational Materials” shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter.  For purposes hereof, “ABS Term Sheets” and “Collateral Term Sheets” shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

(v)           The Representatives shall (x) provide the Issuer with electronic copies of any Computational Materials, ABS Term Sheets or Collateral Term Sheets prepared by the Representatives, at the time (or prior to the time) any such Computational Materials, ABS Term Sheets or Collateral Term Sheets are first delivered to Investors and (y) not deliver to investors any Computational Materials, ABS Term Sheets or Collateral Term Sheets other than the ones which shall have been approved by the Issuer.

(vi)          The Issuer will arrange for the qualification of the Energy Recovery Bonds for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Energy Recovery Bonds and will arrange for the determination of the legality of the Energy Recovery Bonds for purchase by institutional investors; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject.

(vii)         Until the business date set forth on Schedule I hereto, the Issuer will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Energy Recovery Bonds).

(viii)        For a period from the date of this Underwriting Agreement until the retirement of the Energy Recovery Bonds, or until such time as the Underwriters shall cease to maintain a secondary market in the Energy Recovery Bonds, whichever occurs first, the Issuer will deliver to the Representatives the annual statements of compliance and the annual independent auditor’s servicing reports furnished to the Issuer or the Trustee pursuant to the Servicing Agreement or the Indenture, as applicable, as soon as such statements and reports are furnished to the Issuer or the Trustee.

(ix)           So long as any of the Energy Recovery Bonds are outstanding, the Issuer will furnish to the Representatives, (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act, or mailed to Energy Recovery Bondholders, (B) a copy of any filings with the CPUC pursuant to the Statute and the Financing Order including, but not limited to, any Issuance Advice Letter or any annual or more frequent True-Up Advice Letters, and (C) from time to time, any information concerning the Issuer as the Representatives may reasonably request.

(x)            To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 7(n) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Closing Date, the Issuer shall furnish such documents and take such other actions.

(xi)           So long as any of the Energy Recovery Bonds are outstanding the Issuer will furnish to the Representatives from time to time, any information concerning the Issuer, to the extent readily available, as the Representatives may reasonably request.

(b)   Covenants of the Company.  The Company covenants and agrees with the several Underwriters that:

(i)            The Company will apply the proceeds of the sale of the Recovery Property to the Issuer for the purposes described in the Final Prospectus and in compliance with the Financing Order.

(ii)           Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Energy Recovery Bonds).

(iii)          So long as any of the Energy Recovery Bonds are outstanding and the Company is the Servicer, the Company will furnish to the Representatives (A) as soon as available, a copy of each report of the Issuer filed with the Commission under the Exchange Act, or mailed to Energy Recovery Bondholders, (B) a copy of any filings with the CPUC pursuant to the Statute and the Financing Order including, but not limited to, any Issuance Advice Letter and any annual or more frequent True-Up Advice Letters and (C) from time to time, any information concerning the Company and, to the extent readily available, the Issuer, as the Representatives may reasonably request.

(iv)          To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 7(m) of this Underwriting Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Closing Date, the Company shall furnish such documents and take such other actions.

(v)           The initial DRC Charge will be calculated in accordance with the Financing Order.

(vi)          The Company will use its best efforts to cause the Issuer to cause the Registration Statement, if not effective, at the Execution Time, and any amendment thereto, to become effective.  The Company will use its best efforts to cause the Issuer to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible, withdrawal thereof.

7.     Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Energy Recovery Bonds shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Company contained herein as of the Execution Time and the Closing Date, on the part of the Company contained in Article [•] of the Sale Agreement and in Section [•] of the Servicing Agreement as of the Closing Date, to the accuracy of the statements in the Registration Statement pursuant to the provisions hereof, to the performance by the Issuer and the Company of their obligations hereunder, and to the following additional conditions precedent:

(a)   If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM  Eastern Time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM  Eastern Time on such date, or (ii) 12:00 Noon  Eastern Time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM  Eastern Time on such date; if filing of the Final Prospectus, or any amendment or supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such amendment or supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   The Representatives shall have received opinions, each dated as of the Closing Date, from Orrick, Herrington & Sutcliffe LLP, counsel for the Issuer, the Company and the Servicer, each subject to customary qualifications, exceptions and limitations, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibits A, B, C and E hereto.

(c)   The Representatives shall have received an opinion, dated as of the Closing Date, from Orrick, Herrington & Sutcliffe LLP, counsel for the Issuer, the Company and the Servicer, and Dewey Ballantine, LLP, subject to customary qualifications, exceptions and limitations, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit D hereto.

(d)   The Representatives shall have received on the Closing Date an opinion letter or letters of Orrick, Herrington & Sutcliffe, LLP, counsel to the Company and the Issuer,  dated the Closing Date, in form and substance reasonably satisfactory to the Representatives to the effect that: (i) if the Company were to become the debtor in a case under the Bankruptcy Code commenced after the Closing Date, and the matter were properly briefed and presented to a federal court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, would hold that a transfer of Recovery Property by the Company to the Issuer in the form and manner set forth in the Sale Agreement would constitute an absolute sale of such Recovery Property, rather than a borrowing by the Company secured by such Recovery Property, so that such Recovery Property would not be property of the estate of the Company under Section 541(a)(1) of the Bankruptcy Code, and thus such Recovery Property would not be subject to the automatic stay of Section 362(a) of the Bankruptcy Code as it applies to “property of the estate,” and (ii) if the Company were to become the debtor in a case under the Bankruptcy Code commenced after the Closing Date, and the matter were properly briefed and presented to a federal court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, would not order, over the objection of the parties to the transactions contemplated by the Basic Documents, the substantive consolidation of the assets and liabilities of the Issuer with those of the Company.

(e)   The Representatives shall have received an opinion, dated as of the Closing Date, from Richards, Layton and Finger, P.A., subject to customary qualifications, exceptions and limitations, in form and substance reasonably satisfactory to the Representatives, Exhibit G hereto.

(f)    The Representatives shall have received an opinion, dated as of the Closing Date, from in-house counsel to the Company,  subject to customary qualifications, exceptions and limitations, in form and substance reasonably satisfactory to the Representatives, Exhibit F hereto.

(g)   The Representatives shall have received an opinion letter of, or a reliance letter thereon from, [Orrick, Herrington & Sutcliffe LLP], counsel for the Issuer and the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, required to be delivered by such counsel pursuant to Section [•] of the Indenture.

(h)   The Representatives shall have received an opinion or opinions of counsel to the Trustee dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)            the Trustee is validly existing as a [•] in good standing under the laws of the State of [•];

(ii)           the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement enforceable against the Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting creditors’ rights generally from time to time in effect); and

(iii)          the Energy Recovery Bonds have been duly authenticated and delivered by the Trustee.

(i)    The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, in form satisfactory to the Underwriters, and the Company and the Issuer shall have furnished to such counsel with such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)    The Representatives shall have received a certificate of the Issuer, signed by the President, the principal financial officer and accounting officer of the Issuer, to be dated as of the closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any amendment or supplement to the Final Prospectus and this Underwriting Agreement and that:

(i)            the representations and warranties of the Issuer in this Underwriting Agreement and in the Sale Agreement and the Indenture are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii)          since the dates as of which information is given in the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions contemplated by the Final Prospectus or in the ordinary course of business, or (B) the Recovery Property, the Energy Recovery Bonds, the Statute or the Financing Order, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which impairs the investment quality of the Energy Recovery Bonds.

(k)   The Representatives shall have received a certificate of the Company, signed by the President and the principal financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any amendment or supplement to the Final Prospectus and this Underwriting Agreement and that:

(i)            the representations and warranties of the Company in this Underwriting Agreement, the Sale Agreement and the Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the dates as of which information is given in the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Company and its consolidated subsidiaries taken as a whole, whether or not arising from transactions contemplated by the Final Prospectus or in the ordinary course of business, or (B) the Recovery Property or any right related thereto under the Statute or the Financing Order, except as set forth in or contemplated in the Final Prospectus (exclusive of any amendment or supplement thereto).

(l)    At the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives (A) a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Investor Materials, Registration Statement, Preliminary Prospectus and Final Prospectus, including information specified by the Underwriters and set forth under the headings [“The Recovery Property”] and [“The Servicer of the Recovery Property”] in the Preliminary Prospectus or the Final Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation, and (B) the opinion or certificate, dated as of the Closing Date, in form and substance satisfactory to the Representatives.

References to the Final Prospectus in this paragraph (e) include any amendment or supplement thereto at the date of the letter.

In addition, at the Execution Time, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(m)  There shall not have occurred any change, or any development involving a prospective change, in or any event subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendment or supplement thereto relating to such change, development or event) affecting either (i) the business, prospects, properties or financial condition of the Company or the Issuer, or (ii) the Recovery Property, the Energy Recovery Bonds, the Financing Order, the Statute or litigation relating to the Plan of Reorganization, the effect of which is, in either case, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Energy Recovery Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof relating to such change, development or event) and the Final Prospectus (exclusive of any amendment or supplement thereto relating to such change, development or event).

(n)   The Energy Recovery Bonds shall have been rated in the highest long-term rating category by each of the Rating Agencies, and on or after the date hereof (i) no downgrade shall have occurred in the rating accorded to the debt securities of the Company by any Rating Agency, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(o)   On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been, are being or will be made, as applicable, pursuant to Section [•] of the Sale Agreement and in accordance with the Statute and other applicable law reflecting the Issuer’s first priority perfected ownership interest in the Recovery Property.

(p)   On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the applicable law reflecting the grant of a security interest by the Issuer in the Collateral to the Trustee, including the filing of a financing statement pursuant to the Statute in the office of the Secretary of the State of California.

(q)   On or prior to the Closing Date, the Issuer shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, of (i) a certificate that attaches a true, correct and complete copy of the Financing Order and certifies such copy to be the act and deed of the Commission, (ii) a certificate that states the Financing Order has not been altered, rescinded, amended, modified, revoked, or supplemented as of the Closing Date and (iii) a certificate that states that the CPUC’s Financing Team has reviewed and approved the Energy Recovery Bonds in accordance with the Financing Order.

(r)    Prior to the Closing Date, the Company and the Issuer shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request, including such certificates, opinions and documents as the Representatives may reasonably request to evidence the due execution and enforceability of any interest rate swap agreement entered into in connection with any class of floating rate Energy Recovery Bonds, [indemnification of the Underwriters from the Swap Counterparty in respect of material misstatements of information about the Swap Counterparty appearing in the Preliminary Prospectus, the Final Prospectus or any Investor Materials] and the qualification or listing of any floating rate Energy Recovery Bonds as contemplated by the Final Prospectus.

Any opinion letters delivered at Closing to the Rating Agencies or otherwise beyond those being delivered to the Underwriters above shall either (x) include the Underwriters as addressees or (y) be accompanied by reliance letters addressed to the Underwriters referencing such letters.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the offices of Orrick, Herrington & Sutcliffe LLP in the city of San Francisco on the Closing Date.

8.     Expenses.

(a)   Upon the sale of the Energy Recovery Bonds, the Issuer will pay, or cause to be paid, all reasonable costs and expenses incident to the performance of the obligations the Issuer, the Trustee and the Underwriters hereunder, including, without limiting the generality of the foregoing, (A) all costs, taxes and expenses incident to the issue and delivery of the Energy Recovery Bonds to the Underwriters, (B) all costs and expenses incident to the preparation, printing, reproduction and distribution of the Registration Statement as originally filed with the Commission and each amendment or supplement thereto, any Preliminary Prospectus, the Basic Prospectus and the Final Prospectus (including any amendments and supplements thereto) and any Investor Materials, (C) all fees, disbursements and expenses, the Issuer’s, the Trustee’s and the Underwriters’ counsel and the Issuer’s accountants, (D) all costs and expenses of the CPUC’s advisors and counsel, (E) all fees charged by the Rating Agencies in connection with the rating of the Energy Recovery Bonds, (F) all fees of DTC in connection with the book-entry registration of the Energy Recovery Bonds, (G) all costs and expenses incurred in connection with the qualification of the Energy Recovery Bonds for sale under the laws of such jurisdictions in the United States as the Representatives may designate, together with costs and expenses in connection with any filing with the National Association of Securities Dealers with respect with the transactions contemplated hereby, and (H) and all costs and expenses of printing and distributing all of the documents in connection the Energy Recovery Bonds.

(b)   Upon the sale of the Energy Recovery Bonds, the Company will pay or cause to be paid, all fees, disbursements and expenses of the Company’s counsel and the Company’s accountants.

(c)   If the sale of the Energy Recovery Bonds provided for herein is not consummated because any condition set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under Section 10) by any of the Underwriters, the Company will reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Energy Recovery Bonds.

9.     Indemnification and Contribution.

(a)   The Company and the Issuer, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Statute, the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, directly or indirectly, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment or supplement thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or any Investor Materials (but with respect to such Investor Materials, only to the extent the alleged untrue statement or omission is the result of information provided by or on behalf of the Company or the Issuer or is contained in the Prospectus Supplement)  or in any amendment thereof or amendment or supplement thereto, or arise out of, directly or indirectly, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, neither the Issuer nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Company by or on behalf any

Underwriter through the Representatives specifically for inclusion therein.  The Company will indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Statute, the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, directly or indirectly, or are based upon any judicial decision relating to the Pending Appeals (as defined in the Sale Agreement) that would result in a breach of any representation made by the Company under the Sale Agreement.

(b)   Each Underwriter severally agrees to indemnify and hold harmless the Company and the Issuer, each of their directors, officers, members, employees and agents, each of their officers or directors who signs the Registration Statement, and each person who controls the Company or the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.  The Issuer and the Company acknowledge that the Underwriter Information constitutes the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct in all material respects.

(c)   Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

(d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company, on the one hand, and by such Underwriter, on the other hand, from the offering of the Energy Recovery Bonds.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Issuer and the applicable Underwriter respectively in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company, the Issuer or such Underwriter, as the case may be.  The Company, the Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, each director or officer of the Issuer or the Company who shall have signed the Registration Statement and each director, employee, agent or manager of the Issuer or the Company shall have the same rights to contribution as the Issuer or the Company, subject in each case to the applicable terms and conditions of this paragraph (d).  The Underwriters’ obligations in this Section 9 to contribute are several in proportion to the respective principal amounts of Energy Recovery Bonds set forth opposite their names in Schedule II hereto and not joint.  In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Energy Recovery Bonds) be responsible for any amount in excess of the underwriting discount or commission applicable to the Energy Recovery Bonds purchased by such Underwriter hereunder.

10.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Energy Recovery Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Energy Recovery Bonds set forth opposite their names in Schedule II hereto bears to the aggregate amount of Energy Recovery Bonds set forth opposite the names of all the remaining Underwriters) the Energy Recovery Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Energy Recovery Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Energy Recovery Bonds set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Energy Recovery Bonds, and if such nondefaulting Underwriters do not purchase all the Energy Recovery Bonds, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.  Termination.  This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Issuer prior to delivery of and payment for the Energy Recovery Bonds, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting either (A) the business, properties or financial condition of the Issuer or the Company or (B) the Recovery Property, the Energy Recovery Bonds, the Financing Order, the Settlement Agreement or the Statute or litigation relating to the Plan of Reorganization, the effect of which, in either case and in the judgment of the Representatives, materially impairs the investment quality of the Energy Recovery Bonds or makes it impractical or inadvisable to market the Energy Recovery Bonds, (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, (iii) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by federal, State of New York or State of California authorities, (v) there shall have occurred a material disruption in securities settlement, payment or clearing systems, (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war  or (vii) the occurrence of any terrorist act in the United States or any other calamity (including any natural calamity, such as an earthquake) or crisis or any change in financial, political or economic condition in the United States or elsewhere, if the effect of any such event specified in clause (vi) or (vii), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or delivery of the Energy Recovery Bonds as contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto).

12.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Issuer or its directors or officers and of the Underwriters set forth in or made pursuant to this Underwriting Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Company, the Issuer or any of the officers, directors, managers or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Energy Recovery Bonds.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Underwriting Agreement and the complete or partial judicial invalidation of the Statute.

13.  Notices.  Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Underwriting Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, three days after deposit in the United States mail with proper first class postage prepaid: (a) in the case of [________]

to it at the address specified in Schedule I hereto, (b) in the case [________], to it at the address specified in Schedule I hereto, (c) in the case of [________], (d) in the case of the Company, to it at [77 Beale Street, San Francisco, CA 9405, Attention: Treasurer;], and (e) in the case of the Issuer, to it at 245 Market Street, Room 424, San Francisco, California 94105, Attention: Secretary; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

14.  Successors.  This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, managers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.  Applicable Law.  This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

16.  Counterparts.  This Underwriting Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer and the several Underwriters.

Very truly yours,

PACIFIC GAS AND ELECTRIC COMPANY

By:
Name:
Title:

PG&E ENERGY RECOVERY FUNDING LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

[__________]

By:
Name:
Title:

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Underwriting Agreement.

SCHEDULE I

Underwriting Agreement dated [                  ], 200[5]

Registration Statement No. 333-119762

Representatives:

[_          ]

Title, Purchase Price and Description of Energy Recovery Bonds:

Title:                                                   PG&E Energy Recovery Funding LLC
Energy Recovery Bonds, Series 200[5]-1

Principal Amount, Price to Public, Underwriting Discounts and Commissions and Proceeds to Issuer:

	Total Principal Amount of Class	Price to Public		Underwriting Discounts and Commissions		Proceeds to Issuer
Per Class [•] Energy Recovery Bond	$		%		%	$
Per Class [•] Energy Recovery Bond	$		%		%	$
Per Class [•] Energy Recovery Bond	$		%		%	$
Per Class [•] Energy Recovery Bond	$		%		%	$
Per Class [•] Energy Recovery Bond	$		%		%	$
Per Class [•] Energy Recovery Bond	$		%		%	$
Total	$					$ *

*Rounded

Original Issue Discount (if any):	$[ ]

Redemption provisions:	At the Issuer’s option when the outstanding principal balance of the Energy Recovery Bonds has been reduced to less than [5]% of the original principal balance.

Closing Date, Time and Location:	[ ], 200[5], 7:00 AM;

offices of Orrick, Herrington & Sutcliffe LLP, San Francisco, California

Type of Offering:	Delayed Offering

Date referred to in Section 6(a)(vi) and 6(b)(ii) after which the Company and the Issuer may offer or sell, or do other acts regarding, asset-backed securities without the consent of the Representatives:  [91st day from date of prospectus supplement], 200[5]

SCHEDULE II

Underwriters	Class [•] Energy Recovery Bonds	Class [•] Energy Recovery Bonds	Class [•] Energy Recovery Bonds	Class [•] Energy Recovery Bonds	Class [•] Energy Recovery Bonds	Class [•] Energy Recovery Bonds
	$	$	$	$	$	$

Total	$	$	$	$	$	$

EXHIBIT A

Omnibus opinions of Orrick, Herrington & Sutcliffe LLP re due authorization of the Energy Recovery Bonds and other matters (to follow from Orrick).

EXHIBIT B

Opinion of Orrick, Herrington & Sutcliffe LLP re enforceability of basic documents to which PG&E is a party against PG&E (to follow from Orrick).

EXHIBIT C

Opinion of Orrick, Herrington & Sutcliffe LLP re U.S. and California Constitution (Contracts Clause, Takings Clause) and injunctive relief (to follow from Orrick).

EXHIBIT D

Opinion of Orrick, Herrington & Sutcliffe LLP re Senate Bill 772, the CPUC Financing Order and pending litigation surrounding the settlement agreement (to follow from Orrick).

EXHIBIT E

Opinion of Orrick, Herrington & Sutcliffe LLP re perfection of transfer of Recovery Property under California law (to follow from Orrick).

The opinion will consist of the following:

1.               The transfer of the Recovery Property by the Company to the Issuer pursuant to the Sale Agreement is deemed perfected under the Statute as against third persons.

2.               The Indenture creates in favor of the Trustee a security interest under the Statute in the rights of the Issuer in the Recovery Property. Such security interest is perfected under the Statute.

EXHIBIT F

Opinion of in-house counsel to Pacific Gas and Electric Company re due execution, authorization and enforceability (to follow from PG&E).

The opinion will consist of the following:

1.               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is charted or organized, with full corporate power and authority own its properties, conducts its business as presently conducted and to execute, deliver and perform its obligations under the Basic Documents, the Underwriting Agreement and the Energy Recovery Bonds.

2.               The Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged, the absence of which would have a material adverse effect on the financial condition of the Company or on the validity of the Basic Documents. All consents, approvals, authorizations of, or filings or registrations with, any governmental body, authority or agency applicable to the Company and required as a condition to the validity of the Basic Documents or in connection with the execution, delivery and performance by the Company of the Basic Documents to which it is a party have been obtained or made.

3.               The execution, delivery and performance by PG&E of the Basic Documents and the Underwriting Agreement and the consummation by PG&E of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of PG&E and each of the Basic Documents and the Underwriting has been duly executed and delivered by PG&E.

EXHIBIT G

Opinion of Richards, Layton and Finger, P.A. re formation, due execution, incorporation and perfection under Delaware law (to follow from RLF).

The opinion will consist of the following:

1.               The Issuer has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with full power and authority to own its properties, conducts its business as presently conducted and to execute, deliver and perform its obligations under the Basic Documents, the Underwriting Agreement and the Energy Recovery Bonds and is duly qualified to do business in all jurisdiction (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of the Underwriting Agreement and the Basic Documents to which the Issuer is a party and each other instrument or agreement necessary or appropriate to the proper administration of the Underwriting Agreement and the transactions contemplated thereby.

2.               The execution, delivery, compliance or consummation of the Sale Agreement, the Servicing Agreement, the Indenture and the Underwriting Agreement will not require consent, approval, notice or other action with respect to Delaware legal authority.

3.               The execution, delivery, compliance or consummation of the Sale Agreement, the Servicing Agreement, the Indenture and the Underwriting Agreement does not conflict with or constitute a breach or default under the Certificate of Formation, LLC Agreement or Delaware law.

4.               [If properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that (a) in order for a person to file a voluntary bankruptcy petition on behalf of the Issuer, the prior unanimous written consent of the Member and the Board of Directors (including the Independent Director) is required and (b) such provision, contained in the LLC Agreement, that requires the unanimous written consent of the Member and the Board of Directors (including the Independent Director) in order for a person to file a voluntary bankruptcy petition on behalf of the Issuer, constitutes a legal, valid and binding agreement of the Member and is enforceable against the Member, in accordance with its terms; and (c) the LLC Agreement constitutes a legal, valid and binding agreement of the Member thereunder, and is enforceable against the Member in accordance with its terms.]

5.               [A bankruptcy or dissolution of the Company will not cause the Issuer to be dissolved.  The Issuer is a separate legal entity and separate existence shall continue until cancellation of the Issuer’s Certificate of Formation.]

6.               [A federal bankruptcy court would hold that Delaware law, not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Issuer.]

7.               [A Delaware court applying Delaware law would conclude that an affirmative vote of the Company and all its members was required for a voluntary bankruptcy petition by the Issuer and the provision of the LLC Agreement requiring an affirmative vote of Company and all members for a voluntary bankruptcy opinion is legal, valid, binding and enforceable.]